MANAGEMENT AGREEMENT
                                   SCHEDULE A

                     SERIES OF LEHMAN BROTHERS INCOME FUNDS


Neuberger Berman Cash Reserves
Lehman Brothers High Income Bond Fund
Lehman Brothers Short Duration Bond Fund
Lehman Brothers Municipal Money Fund
Lehman Brothers Municipal Securities Trust
Lehman Brothers Strategic Income Fund



Dated: June 1, 2007


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                              MANAGEMENT AGREEMENT
                                   SCHEDULE B

                              RATE OF COMPENSATION

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FUND                                            RATE OF COMPENSATION BASED ON
                                                EACH FUND'S AVERAGE DAILY NET
                                                ASSETS
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Lehman Brothers Short Duration Bond Fund        0.250% of first $500 million
Lehman Brothers Municipal Money Fund            0.225% of next $500 million
Lehman Brothers Municipal Securities Trust      0.200% of next $500 million
                                                0.175% of next $500 million
                                                0.150% in excess of $2 billion
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Lehman Brothers High Income Bond Fund           0.480%
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Lehman Brothers Strategic Income Fund           0.600%
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Neuberger Berman Cash Reserves                  0.10%
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Dated: June 1, 2007